Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 22, 2009, by and between (i) North American Financial Holdings, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), (ii) FBR Capital Markets & Co., a Delaware corporation, as the initial purchaser/placement agent (“FBCM”), for the benefit of FBCM, the purchasers of 27,500,000 shares of the Company’s common stock and any additional Shares purchased pursuant to the additional allotment option set forth in the Purchase/Placement Agreement (as defined below), consisting of shares of Class A Common Stock, par value $0.01 per share, and shares of Class B Non-Voting Common Stock, par value $0.01 per share (the “Common Stock”), as participants (“Participants”) in the private placement by the Company of the Common Stock (the “Offering”), and the direct and indirect transferees of FBCM, and each of the Participants, (iii) the Lead Investor with respect to its Registrable Shares and (iv) the individuals listed on the signature page hereto with respect to the Founders’ Shares.

This Agreement is made pursuant to the Purchase/Placement Agreement (the “Purchase/Placement Agreement”), dated as of December 16, 2009, by and between the Company and FBCM in connection with the purchase and sale or placement of the Common Stock (plus an additional 4,125,000 shares to cover additional allotments, if any). In order to induce the investors who are purchasing Common Stock in connection with the Offering to purchase such Common Stock and FBCM to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to FBCM, the Participants, and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

The parties hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the following meanings:

Accredited Investor Shares: Shares initially sold by the Company to “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act) as Participants, including the Lead Investor Shares and the Direct Placement Shares.

Additional Participation Right Shares: Any shares of Common Stock issued to any of the Significant Investors pursuant to the additional participation rights described in the Offering Memorandum.

Affiliate: As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person, (ii) any Person, ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such Person and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. An indirect relationship shall include circumstances in which a Person’s spouse, children, parents, siblings or mother, father, sister- or brother-in-law is or has been associated with a Person. For the purposes of this Agreement, the Lead Investor shall not be considered an Affiliate of either the Company or FBCM and neither the Company nor FBCM shall be considered an Affiliate of the Lead Investor.

Agreement: As defined in the preamble.

Board of Directors: As defined in Section 6(a) hereof.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York, or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Closing Date: December 22, 2009 or such other time or such other date as FBCM and the Company may agree.

Commission: The Securities and Exchange Commission.

Common Stock: As defined in the preamble.

Company: As defined in the preamble.

Controlling Person: As defined in Section 7(a) hereof.

Direct Placement Shares: means the shares of Common Stock issued to certain directors and officers of the Company in the Offering pursuant to the directed share program.

End of Suspension Notice: As defined in Section 6(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

FBCM: As defined in the preamble.

FBCM Shares: means the shares of Common Stock issued to FBCM as partial payment of the initial purchaser’s discount plus placement fee pursuant to the Purchase/Placement Agreement.

FINRA: The Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers, Inc.

Founders’ Shares: means the Common Stock purchased by R. Eugene Taylor, Christopher G. Marshall, R. Bruce Singletary and Kenneth A. Posner prior to the consummation of the Offering.

Holder: Each record owner of any Registrable Shares from time to time, including FBCM and its Affiliates and the Lead Investor to the extent the Lead Investor, FBCM or any such Affiliate holds any Registrable Shares.

Indemnified Party: As defined in Section 7(c) hereof.

Indemnifying Party: As defined in Section 7(c) hereof.

Investment Transaction: As defined in the Company’s amended and restated certificate of incorporation, as in effect on the date hereof.

IPO Registration Statement: As defined in Section 2(b) hereof.

Issuer Free Writing Prospectus: As defined in Section 2(c) hereof.

Lead Investor: means Crestview -NAFH, LLC.

Lead Investor’s Investment Right: means the Lead Investor’s right to purchase shares of Common Stock pursuant to the Lead Investor’s Right Certificate, dated as of December 22, 2009, between the Company and the Lead Investor, as amended from time to time.

Lead Investor’s Investment Right Shares: means, when and if issued, the shares of Common Stock that the Lead Investor has a one-time investment right to purchase upon the earlier of: (i) the Company’s execution of a definitive agreement with respect to a Qualified Investment Transaction, and (ii) at any time after the Company’s execution of a definitive agreement with respect to an FDIC (or other U.S. government agency) assisted Investment Transaction and prior to the Company’s execution of a definitive agreement with respect to a Qualified Investment Transaction that the Company’s board of directors makes a good faith determination that the Company has near-term capital needs in addition to its existing capital resources in an amount at least equal to the proceeds that would be received upon the exercise in full of the Lead Investor’s Investment Right.

Lead Investor Shares: means the shares of Common Stock purchased by the Lead Investor in the Offering.

Liabilities: As defined in Section 7(a) hereof.

Nominee: As defined in Section 3(c) hereof.

Offering: As defined in the preamble.

Offering Memorandum: The Offering Memorandum of the Company dated as of December 16, 2009, relating to the Offering.

Participants: As defined in the preamble.

Participation Right Shares: Any shares of Common Stock issued pursuant to the participation rights described in the Offering Memorandum.

Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Proceeding: An action, claim, suit, proceeding (including without limitation, an investigation or partial proceeding, such as a deposition) or demand, whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 under the Securities Act and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase/Placement Agreement: As defined in the preamble.

Purchase Right Shares: Any shares of Common Stock issues pursuant to the purchase rights described in the Offering Memorandum.

Purchaser Indemnitee: As defined in Section 7(a) hereof.

Qualified Investment Transaction: As defined in the Company’s amended and restated certificate of incorporation.

Registrable Shares: The Rule 144A Shares, the Accredited Investor Shares, the Regulation S Shares, the Lead Investor’s Investment Right Shares, the FBCM Shares, the Founders’ Shares, the Significant Investors Nominal Shares, the Participation Right Shares, the Purchase Right Shares and the Additional Participation Right Shares, shares upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original Holder or any subsequent Holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until the earliest to occur of (i) the date on which the resale of such share has been registered pursuant to the Securities Act and disposed of in accordance with the Registration Statement filed in connection therewith, (ii) the date on which such shares either have been transferred pursuant to Rule 144 (or any similar provision then in effect) or are freely saleable, without condition, including the current public information requirements, pursuant to Rule 144 and are listed for trading on the New York Stock Exchange, the Nasdaq Global Market or similar national securities exchange or (iii) the date on which such shares are sold to the Company.

Registration Default: As defined in Section 2(f).

Registration Expenses: Any and all fees and expenses incident to the Company’s and FBCM’s performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, FINRA or other registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA); (iii) all expenses of preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange pursuant to Section 5(n) of this Agreement; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements of a single counsel for the Holders reasonably selected by the Company (such counsel, “Selling Holders’ Counsel”); and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, relating to the sale or disposition of Registrable Shares by a Holder.

Registration Statement: Any registration statement of the Company that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Regulation S: Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

Regulation S Shares: Shares initially resold by FBCM pursuant to the Purchase/Placement Agreement to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A Shares: Shares initially resold by FBCM pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A).

Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 159: Rule 159 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 405: Rule 405 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 433: Rule 433 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Selling Holders’ Counsel: As defined in Subpart (vi) of the definition for Registration Expenses.

Shares: The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement.

Shelf Registration Statement: As defined in Section 2(a) hereof.

Significant Investors: means each of Oak Hill Credit Opportunities Master Fund, Ltd, Oak Hill Credit Alpha Master Fund, L.P., Lerner Enterprises, LLC, Future Fund Board of Guardians, OHA Strategic Credit Master Fund, L.P., OHA Strategic Credit Master Fund II, L.P., OHA Structured Products Master Fund, L.P. and OHA Structured Products Master Fund B, L.P.

Significant Investors Nominal Shares: means that number of shares of Common Stock which any of the Significant Investors purchases directly from the Company in a separate private placement that is expected to close concurrently with the Offering equal to 0.1% of the amount of shares sold in the Offering at a nominal purchase price.

Special Election Meeting: As defined in Section 3(a).

Suspension Event: As defined in Section 6(b) hereof.

Suspension Notice: As defined in Section 6(b) hereof.

Trigger Date: As defined in Section 3(a) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for re-offering to the public.

2. Registration Rights

(a) Mandatory Shelf Registration. As set forth in Section 5 hereof, the Company agrees to file with the Commission as soon as reasonably practicable following the date of the consummation of a Qualified Investment Transaction (but in no event later than the date that is one hundred eighty (180) days after the consummation of a Qualified Investment Transaction) a shelf Registration Statement on Form S-1 or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Shares pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”). The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the initial filing thereof (and in any event within (i) if the Shelf Registration Statement is reviewed by the Commission, the earlier of (x) one hundred eighty (180) days following the filing of such Shelf Registration Statement and (y) ten (10) Business Days after the Company is notified by the Commission that the Commission has completed such review and is willing to declare such Shelf Registration Statement effective and (ii) if the Company is notified by the Commission that the Shelf Registration Statement is not going to be reviewed by the Commission (and not subsequently notified that the Commission has reversed its decision), twenty (20) Business Days after the Company is notified by the Commission that such Shelf Registration Statement will not be reviewed). Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Shares.

(b) IPO Registration. If the Company proposes to file a registration statement on Form S-1 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock (the “IPO Registration Statement”), the Company will notify each Holder in writing of the proposed filing not later than five (5) Business Days following the date of such filing and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder, if such registration is permitted by such form, subject to the terms and conditions set forth herein. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Shares in the IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement.

(i) Right to Terminate IPO Registration. The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it and referred to in this Section 2(b) prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Shares in such registration; provided, however, the Company must provide each Holder that elected to include any Registrable Shares in such IPO Registration Statement prompt written notice of such termination or withdrawal.

(ii) Right to Receive Additional Notice. In the event the IPO Registration Statement is not declared effective within one hundred and twenty (120) days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time or is scheduled to begin within ten (10) Business Days, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration Statement. Each Holder receiving such notice shall have the same election rights afforded such Holder as described in clause (b) above.

(iii) Selection of Underwriter. The Company shall have the sole right to select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Shares are included in the IPO Registration Statement or otherwise; provided, however, that the Company shall grant FBCM a right of first refusal to act as a book runner in the initial public offering of its securities.

(iv) Shelf Registration not Impacted by IPO Registration Statement. The Company’s obligation to file the Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement.

(c) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Selling Holders’ Counsel or the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Shares, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to such Registrable Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus, and any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Underwriting. The Company shall advise all Holders of the underwriter for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder’s Registrable Shares to be included in the IPO Registration Statement pursuant to Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law. The IPO Registration Statement shall include all Registrable Shares requested by the Holders to be included therein in accordance with Section 2(b). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including Registrable Shares) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion); provided, further, however, that the number of Registrable Shares to be included in the IPO Registration Statement shall not be reduced unless all other securities of the Company held by (i) officers, directors, other employees of the Company and consultants and (ii) other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the underwriting and registration provided, .further, however, that Holders of Registrable Shares shall be permitted to include Registrable Shares comprising at least 25% of the total securities included in the Underwritten Offering proposed under the IPO Registration Statement.

By electing to include the Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than thirty (30) days prior to and sixty (60) days following the effective date of the IPO Registration Statement) by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(e) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Shares pursuant to this Agreement.

(f) Executive Bonus. If the Company does not file a Registration Statement registering the resale of the Registrable Shares within one hundred eighty (180) days after the consummation of a Qualified Investment Transaction, other than as a result of the Commission being unable to accept such filing (a “Registration Default”), then, each of R. Eugene Taylor, Christopher G. Marshall, R. Bruce Singletary and Kenneth A. Posner, if employed by the Company and owed a performance bonus, shall immediately forfeit 50%, and shall thereafter forfeit an additional 10% for each month the Registration Default continues, of any performance bonus that would otherwise be payable to him during that fiscal year (or to which he became entitled as a result of performance during that fiscal year), whether under an employment agreement with the Company, a bonus plan or any other bonus arrangement, including any bonus compensation for which payment would otherwise be deferred until after that fiscal year. No bonuses, compensation, awards, equity compensation or other amounts shall be payable or granted in lieu of or to make Messrs. Taylor, Marshall, Singletary and Posner whole for any such forfeited bonuses.

3. Special Election Meeting.

(a) Holding of Meeting. If a Registration Statement registering the resale of the Registrable Shares has not been declared effective by the Commission on a date that is one hundred eighty (180) days after the filing of such Registration Statement (the “Trigger Date”), a special meeting of stockholders (the “Special Election Meeting”) shall be called in accordance with the Bylaws of the Company, provided that Holders of two-thirds of the outstanding Registrable Shares may waive the requirement to hold a Special Election Meeting. The Special Election Meeting shall occur as soon as reasonably practicable following the Trigger Date but in no event more than forty-five (45) days after the Trigger Date.

(b) Purposes of Meeting. The Special Election Meeting shall be called solely for the purposes of: (i) considering and voting upon proposals to remove each then-serving director of the Company; and (ii) electing such number of directors as there are then vacancies on the Board of Directors of the Company (including any vacancies created by the removal of any director pursuant to Section 3(b)(i) hereof). The removal of any director pursuant to Section 3(b)(i) hereof shall be effective immediately upon the receipt of the final report of the Inspector of Elections for the Special Election Meeting of the result of the vote on the proposal to remove such director.

(c) Nominations. Nominations of individuals for election to the Board of Directors of the Company at the Special Election Meeting may only be made (i) by or at the direction of the Board of Directors or (ii) upon receipt by the Company of written notice of Holders entitled to cast, or direct the casting of, not less than 20% of all the votes entitled to be cast at the Special Election Meeting and containing the information specified in the Company’s Bylaws. Each individual whose nomination is made in accordance with this Section 3(c) is hereinafter referred to as a “Nominee.”

(d) Procedure for Stockholder Nominations. For nominations of individuals for election to the Board of Directors to be properly brought before the Special Election Meeting by Holders pursuant to Section 3(c) hereof, the Holders must have given notice thereof in writing to the Secretary of the Company not later than 5:00 p.m., Eastern Time, on the 10th calendar day after the Trigger Date. Such notice shall include each such proposed Nominee’s written consent to serve as a director, if elected, and shall specify, in addition to any information required by the Company’s Bylaws:

(i) as to each proposed Nominee, the name, age, business address and residence address of such proposed Nominee and all other information relating to such proposed Nominee that would be required, pursuant to Regulation 14A promulgated under the Exchange Act (or any successor provision), to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director; and

(ii) as to each Holder giving the notice, the class, series and number of all shares of beneficial interest of the Company that are owned by such Holder, beneficially or of record.

(e) Notice. Not less than fifteen (15) nor more than twenty-five (25) days before the Special Election Meeting, the Secretary of the Company shall give to each stockholder entitled to vote at, or to receive notice of, such meeting at such stockholder’s address as it appears in the share transfer records of the Company, notice in writing setting forth (i) the time and place of the Special Election Meeting, (ii) the purposes for which the Special Election Meeting has been called and (iii) the name of each Nominee.

4. Rules 144 and 144A Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to:

(a) use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) so long as a Holder owns any Registrable Shares, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of

Registrable Shares pursuant to Rule 144 or Rule 144A and, in any event, shall make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release or by such other means that the Company reasonably believes to be a reliable means of communication) to each Holder a copy of:

(i) the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company (or if such 90th day is not a Business Day, the immediately following Business Day);

(ii) the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if such 45th day is not a Business Day, the immediately following Business Day); and

(iii) any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act;

(d) the Company shall hold, a reasonable time after the availability of such financial statements (and in any event within sixty (60) days after the applicable fiscal quarter end and ninety (90) days after the applicable fiscal year end) and upon reasonable notice to the Holders and FBCM (either by mail, by posting on the Company’s website, or by press release), an investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and for the first four fiscal quarters following the Closing Date, will also cooperate with, and make management reasonably available to, FBCM personnel in connection with making Company information available to investors; provided, however, that if the Company’s Board of Directors determines in good faith after receiving the advice of legal counsel that such a call would be inadvisable due to the provisions of the Securities Act or Exchange Act or other applicable law including as a result of any proposed financing, acquisition, merger or other significant transaction involving the Company, the Company may delay such call but only for so long as and to the extent reasonably required by the Securities Act or Exchange Act or other applicable law; provided further that the Company shall not suspend such call for more than twenty (20) days; and

(e) at any time after it has become subject to the reporting requirements of the Exchange Act, so long as a Holder owns any Registrable Shares, to furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

5. Registration Procedures

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, and the Company shall:

(a) (i) notify FBCM and Selling Holders’ Counsel, in writing, at least ten (10) Business Days prior to filing a Shelf Registration Statement and within five (5) Business Days after filing an IPO Registration Statement, of its intention to file such Registration Statement with the Commission and, at least five (5) Business Days prior to filing the Shelf Registration Statement and at the time of providing notice of the IPO Registration Statement, provide a copy of such Registration Statement to FBCM, its counsel and Selling Holders’ Counsel for review and comment; (ii) prepare and file with the Commission, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (A) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and (B) be reasonably acceptable to FBCM, its counsel and Selling Holders’ Counsel; (iii) notify FBCM and Selling Holders’ Counsel in writing, at least five (5) Business Days prior to filing of any amendment or supplement to such Registration Statement and, at least three (3) Business Days prior to filing, provide a copy of such amendment or supplement to FBCM, its counsel and Selling Holders’ Counsel for review and comment; (iv) promptly following receipt from the Commission, provide to FBCM, its counsel and Selling Holders’ Counsel copies of any comments made by the staff of the Commission relating to such Registration Statement and of the Company’s responses thereto for review and comment; and (v) use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 6 hereof, until the earlier of: (A) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (B) such time as all of the Registrable Shares are eligible for sale without any volume or manner of sale restrictions or compliance by the Company with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act, (C) there are no Registrable Shares outstanding and (D) the second anniversary of the initial effective date of such Registration Statement (subject to extension as provided in Section 6(c) hereof and the condition that the Registrable Shares have been transferred to an unrestricted CUSIP and are listed or included on the New York Stock Exchange, the Nasdaq Global Market or similar national securities exchange, pursuant to Section 5(n) of this Agreement, or on an alternative trading system with the Registrable Shares qualified under the applicable state securities or “blue sky” laws of all fifty (50) states); provided, however, that the Company shall not be required to cause the IPO Registration Statement to remain effective for any period longer than ninety (90) days following the effective date of the IPO Registration Statement (subject to extension as provided in Section 6(c) hereof); provided further, that if the Company has an effective Shelf Registration Statement on Form S-1 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities

Act, the Company may, upon thirty (30) Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within fifteen (15) Business Days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Shares already in progress, in which case the Company shall delay the effectiveness of the short-form Registration Statement and termination of the then-effective initial Registration Statement or any short-form Registration Statement for a period of not less than thirty (30) days from the date that the Company receives the notice from such Holders requesting a delay;

(b) subject to Section 5(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 5(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents, subject to Section 6 hereof, to the lawful use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as FBCM or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f) (i) notify FBCM and each Holder promptly and, if requested by FBCM or any Holder, confirm such advice in writing (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (C) of any request by the Commission or any other federal, state or foreign governmental authority for (1) amendments or supplements to a Registration Statement or related Prospectus or (2) additional information, and (D) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made); and (ii) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) make every reasonable effort to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification of (or exemption from qualification of) any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h) upon request, furnish to each requesting Holder of Registrable Shares, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i) except as provided in Section 6 hereof, upon the occurrence of any event contemplated by Section 5(f)(i) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters: (i) an opinion of counsel for the Company customary for underwritten public offerings, dated the date of each closing under the underwriting agreement; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request and are customarily obtained by underwriters in underwritten offerings;

(l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings for companies of a similar business and size and confirm the same to the extent customary if and when requested;

(m) make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, however, that, notwithstanding anything to the contrary in this Agreement, the Company shall not provide any material non-public information to any Holder without such Holder’s prior consent;

(n) use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on the New York Stock Exchange, the Nasdaq Global Market or similar national securities exchange;

(o) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 5(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 5(a) hereof;

(p) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(q) (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, but in no event later than ninety (90) days after the end of each fiscal year of the Company, and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof;

(r) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate (unless any Registrable Shares shall be in book-entry only form) the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends (other than as required by the Company’s amended and restated certificate of incorporation, as amended) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least two (2) Business Days prior to any sale of the Registrable Shares;

(t) in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, cooperate with FBCM in connection with the filing with FINRA of all forms and information required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Registrable Shares pursuant to the

Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system, and pay all costs, fees and expenses incident to FINRA’s review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA and the reasonable legal expenses, filing fees and other disbursements of FBCM and any other FINRA member that is the Holder of or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing);

(u) in connection with the initial filing of a Shelf Registration Statement and each amendment thereto filed with the Commission pursuant to Section 2(a) hereof, provide to FBCM and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which FBCM may request in order to fulfill any due diligence obligation on its part;

(v) upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement; and

(w) in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA.

The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling shareholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 5(f)(i)(C) or 5(f)(i)(D) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

(x) Notwithstanding any other provision of this Agreement, if the Commission or any rules, regulations or guidance thereof sets forth a limitation of the number of Registrable Shares or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Shares), the number of Registrable Shares or other shares of Common Stock to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by the Company; and third, the Company shall reduce the number of Registrable Shares to be included by all other Holders on a pro rata basis based on the total number of unregistered Registrable Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced before other Holders based on the number of Registrable Shares held by such Holders. In the event the Company amends the Shelf Registration Statement or files a Shelf Registration Statement, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission any rules, regulations or guidance thereof, one or more Shelf Registration Statements to register for resale those Registrable Shares that were not registered for resale on the Shelf Registration Statement.

6. Black-Out Period

(a) Subject to the provisions of this Section 6 and a good faith determination by a majority of the independent members of the board of directors of the Company (the “Board of Directors”) that it is in the best interests of the Company to suspend the use of the Registration Statement following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to FBCM and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12) month period commencing on the Closing Date or more than sixty (60) days in any rolling ninety (90) day period), if any of the following events shall occur: (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on such Underwritten Offering of primary shares; (ii) a majority of the independent members of the Board of Directors of the Company shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) either (1) the Company has a bona fide business purpose for preserving the confidentiality of the proposed transaction or information, (2) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate the proposed transaction, or (3) the proposed transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration

Statement on a post-effective basis, as applicable; or (iii) a majority of the independent members of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation, or that it is in the best interests of the Company, to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of: (A) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (B) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement or any misstatement or omission in the prospectus (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (C) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to FBCM and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its best efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies (other than permanent file copies) then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and FBCM in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 6, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

7. Indemnification and Contribution

(a) The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, FBCM), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing for, pursuing or defending any Proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document used to sell the Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that (i) the Company shall not be liable in any such case to the extent that such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or alleged omission made in such in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document used to sell the Registrable Shares relating to such Registration Statement in reliance upon and in conformity with written information pertaining to such Holder or furnished to the Company by or on behalf of such Holder or any participating underwriter specifically for inclusion therein and (ii) in the case of a Suspension Event for which a Suspension Notice is delivered in accordance with this Agreement, the Company shall not be liable for any Liabilities resulting from a sale of Registrable Shares by any Holder occurring prior to delivery by the Company of an End of Suspension Notice. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) In connection with any Registration Statement in which a Holder of Registrable Shares is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. The liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c) If any Proceeding (including any governmental or regulatory investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7, except to the extent the Indemnifying Party is materially prejudiced by the failure to give such notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (B) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such Proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such Proceeding. Notwithstanding the provisions of this Section 7, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 7, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) FBCM or a Holder of Registrable Shares shall have the same rights to contribution as FBCM or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability, which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitees’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

8. Market Stand-off Agreement

Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for a period of sixty (60) days following the effective date of an IPO Registration Statement of the Company filed under the Securities Act; provided, however, that:

(a) the restrictions above shall not apply to (i) Registrable Shares sold pursuant to the IPO Registration Statement, (ii) shares of common stock purchased by such Holder in such initial public offering and (iii) shares of common stock purchased by such Holder following the completion of such initial public offering;

(b) all executive officers and directors of the Company then holding shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company enter into similar agreements;

(c) the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into similar agreements (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 8(c) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the sixty (60) day period applicable to all Holders other than the executive officers and directors of the Company; and

(d) this Section 8 shall not be applicable if a Shelf Registration Statement of the Company filed under the Securities Act has been declared effective prior to the filing of an IPO Registration Statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 8 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

9. Termination of the Company’s Obligation

The Company shall have no obligation pursuant to this Agreement with respect to any Registrable Shares proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Shares proposed to be sold by a Holder (i) may be sold without registration under the Securities Act and (ii) are listed on the New York Stock Exchange, the Nasdaq Global Market or similar national securities exchange.

10. Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 10, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that is included, or (b) to have its securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any registration statement filed pursuant to this Agreement.

11. Miscellaneous

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of FBCM, in the Purchase/Placement Agreement, or granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Agreement. Subject to Section 9, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 11(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding; provided, further, that the Lead Investor shall be required to consent to any amendment, modification or supplement to this Agreement that would have a material adverse affect on its rights or obligations hereunder with respect to the Lead Investor’s Registrable Shares unless such amendment would treat the Lead Investor no less favorably than any other holder of Registrable Shares. No amendment shall be deemed effective unless it applies uniformly to all Holders, to the extent applicable. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph.

(c) Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Registrable Shares to the Company;

(ii) if to the Company, at the offices of the Company at North American Financial Holdings, Inc., c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801 Attention: R. Eugene Taylor; with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Jennifer Bensch, Esq. (facsimile: (212) 735-2000); and

(iii) if to FBCM, at the offices of FBCM at 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: William Ginivan, Esq. (facsimile 703-469-1140); with a copy (which shall not constitute notice) to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: David E. Shapiro, Esq. (facsimile: (212) 403-2314).

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by FBCM and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Legend. In addition to any other legend that may appear on the stock certificates evidencing the Registrable Shares, for so long as any Shares remain Registrable Shares, each certificate evidencing such Registrable Shares shall contain a legend to the following effect: “THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE BENEFITS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED DECEMBER 22, 2009.”

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(k) Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l) Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(m) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 7 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(n) Attorneys’ Fees. In any action or Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NORTH AMERICAN FINANCIAL HOLDINGS, INC.

By:	/s/ R. Eugene Taylor
	Name:	R. Eugene Taylor
	Title:	Chairman and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

FBR CAPITAL MARKETS & CO

By:	/s/ James R. Kleeblatt
	Name:	James R. Kleeblatt
	Title:	Vice Chairman

[Signature Page to Registration Rights Agreement]

CRESTVIEW – NAFH, LLC

By:	/s/ Richard M. DeMartini
	Name:	Richard M. DeMartini
Title:

[Signature Page to Registration Rights Agreement]

/s/ R. Eugene Taylor
R. Eugene Taylor

[Signature Page to Registration Rights Agreement]

/s/ Christopher G. Marshall
Christopher G. Marshall

[Signature Page to Registration Rights Agreement]

/s/ R. Bruce Singletary
R. Bruce Singletary

[Signature Page to Registration Rights Agreement]

/s/ Kenneth A. Posner
Kenneth A. Posner

[Signature Page to Registration Rights Agreement]